POWER OF ATTORNEY
        Know all by these presents, that the undersigned hereby constitutes* and appoints James W. Baehren and Joseph O'Hara, acting individually, the* undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's* capacity as of (the "Company"), a Form ID, Forms 3, 4 and 5 and any* other documents necessary to facilitate the filing of reports in accordance* with Section 16(a) of the Securities Exchange Act and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which* may be necessary or desirable to complete and execute any such Form ID or Forms* 3, 4 or 5, complete and execute any amendment or amendments thereto, and file* such forms with the SEC and any stock exchange or similar authority; and
(3) take any other action in connection with the foregoing which, in the* opinion of such attorney-in-fact, may be of benefit to, in the best* interest of, or legally required by, the undersigned, it being understood* that the documents executed by such attorney-in-fact on behalf of the* undersigned pursuant to this Power of Attorney shall be in such form* and shall contain such terms and conditions* as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each attorney-in-fact full power and* authority to do and perform any and every act and thing requisite,* necessary, or proper to be done in the exercise of any of the rights* and powers herein granted,as fully to all intents and purposes as the* undersigned might or could do* if personally present,with full power of substitution or revocation,* hereby ratifying and confirming all that such attorney-in-fact, or such* attorney-in-fact's substitute or substitutes,shall lawfully do or cause* to be done by virtue of this Power of Attorney and the* rights and powers herein granted. The undersigned acknowledges that the* foregoing attorneys-in-fact, in serving in such capacity at the request* of the undersigned, are not assuming, nor is the Company assuming, any of* the undersigned's responsibilities to comply with Section 16 of the*
Securities Exchange Act.
This Power of Attorney shall remain in full force and effect until the* undersigned is no longer required to file Forms 4 and 5 with respect to* the undersigned's holdings of and transactions in securities issued by* the Company, unless earlier revoked by the undersigned in a signed* writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney* to be executed as of this 26th day of May, 2016.

/s/ Joseph J. DeAngelo
Print Name:  Joseph J. DeAngelo